As filed with the Securities and Exchange Commission on August 13, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
HeartWare Limited
(Exact name of registrant as specified in its charter)

State of Victoria, Australia	98-0498958
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)
Level 57, MLC Centre
19-29 Martin Place
Sydney NSW 2000
Australia
+61 2 9238 2064
(Address, including zip code,
of registrant’s principal executive offices)
HeartWare Limited Performance Rights Plan
(Full title of plan)

(Name, address and telephone
number of agent for service)	(Copy to:)
Douglas Godshall	Marjorie Sybul Adams, Esq.
Chief Executive Officer	DLA Piper US LLP
205 Newbury Street	1251 Avenue of the Americas
Framingham, Massachusetts 01701	New York, New York 10020
(508) 739 0950	(212) 335-4517
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☑
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
	to be	Offering	Aggregate	Registration
Title of Securities to be Registered	Registered	Price Per Unit (2)	Offering Price (2)	Fee (2)
Ordinary Shares, no par value	2,000,000(1)	$ 0.49	$984,830	$ 38.70

(1) An aggregate of 5,500,000 Ordinary Shares may be offered or issued pursuant to the HeartWare Limited Performance Rights Plan, 3,500,000 of which were previously registered on Form S-8 (File No. 333-147506), and 2,000,000 of which are registered on this Form S-8.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of HeartWare Limited’s Ordinary Shares as reported on the Australian Securities Exchange on August 8, 2008, which average has been converted into U.S. dollars based on the prevailing exchange rate on August 8, 2008, (i.e., 0.8953). Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

SIGNATURES
EXHIBIT INDEX
EX-5.1 Opinion of DLA Phillips Fox
EX-23.1 Consent of Grant Thornton LLP
EX-24.1 Power of Attorney
EX-99.1 HeartWare Limited Performance Rights Plans

INCORPORATION BY REFERENCE
     In accordance with General Instruction E to Form S-8, the contents of the Registration Statement filed by HeartWare Limited (the “Company”) with the Securities and Exchange Commission (the “Commission”) (File No. 333-147506), with respect to securities offered pursuant to the Company’s Performance Rights Plan are hereby incorporated by reference.
     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

3.1	Constitution (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 10 (file no. 000-52595)).

5.1	Opinion of DLA Phillips Fox.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of DLA Phillips Fox (contained in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney.

99.1	HeartWare Limited Performance Rights Plan — Plan Rules (as amended August 5, 2008).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in State of Victoria, Australia, on August 12, 2008.

HeartWare Limited
By:	/s/ Douglas Godshall
Douglas Godshall, Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Douglas Godshall	Chief Executive Officer and Director	August 12, 2008
Douglas Godshall	(principal executive officer)

/s/ David McIntyre	Chief Financial Officer	August 12, 2008
David McIntyre	(principal financial and accounting officer)

/s/ Robert Thomas	Chairman and Director	August 12, 2008
Robert Thomas

/s/ Dr. Seth Harrison	Director	August 12, 2008
Dr. Seth Harrison

/s/ Dr. Christine Bennett	Director	August 12, 2008
Dr. Christine Bennett

/s/ Dr. Denis Wade, AM	Director	August 12, 2008
Dr. Denis Wade, AM

/s/ Robert Stockman	Director	August 12, 2008
Robert Stockman

/s/ Timothy J. Barberich	Director	August 12, 2008
Timothy J. Barberich

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

3.1	Constitution (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 10 (file no. 000-52595)).

5.1	Opinion of DLA Phillips Fox.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of DLA Phillips Fox (contained in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney.

99.1	HeartWare Limited Performance Rights Plan — Plan Rules (as amended August 5, 2008).